EXHIBIT 2.1


                       STOCK FOR ASSET PURCHASE AGREEMENT

         This STOCK FOR ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of December 31, 1997 by and among AVIATION SALES COMPANY, a Delaware corporation ("AVS"); and AVS/AMI MERGER CORP., an Arizona corporation and wholly-owned direct subsidiary of AVS (the "AVS Acquisition Sub," and together with AVS, the "AVS Companies"); APEX MANUFACTURING, INC., an Arizona corporation (the "Company"); and the shareholders of the Company listed on the signature pages hereto, who constitute all of the shareholders of the Company (collectively, the Shareholders"). Certain other capitalized terms used herein are defined in ARTICLE XIII and throughout this Agreement.

                                    RECITALS

         The Company owns and operates an aerospace manufacturing business located in Phoenix, Arizona (the "Business"). AVS desires to purchase and the Company and the Shareholders desire to sell all of the assets, properties and business of the Company on the terms and subject to the conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                     ARTICLE
                                       I

                           PURCHASE AND SALE OF ASSETS

         1.1 PURCHASED ASSETS. The Company agrees to and will at the Closing (as defined in Section 3.1), sell, convey, transfer, assign and deliver to AVS Acquisition Sub at the Closing, on the terms and subject to the conditions set forth in this Agreement, all of its assets, properties and business of every kind and description, whether real, personal or mixed, tangible or intangible, wherever located (except those assets of the Company which are specifically excluded as provided in Section 1.2 hereof) as shall exist on the Closing Date (as defined in Section 3.1), whether or not appearing on the Current Balance Sheet (as defined in Section 5.9) (collectively, the "Purchased Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall include, but not be limited to, the following:

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                  (a) TANGIBLE PERSONAL PROPERTY. All machinery, equipment,
         tools, supplies, leasehold improvements, construction in progress, furniture and fixtures, trucks, automobiles, vehicles, containers, computer equipment, computer software and any other fixed assets owned by the Company, as more particularly described on SCHEDULE 1.1(A) attached hereto;

                  (b) CUSTOMER ACCOUNTS. All of the Company's commercial and industrial contract and non-contract customer accounts, customer contracts (the "Customer Contracts") and other rights to provide products to the customers of the Company, as more particularly described on SCHEDULE 1.1(B) attached hereto;

                  (c) CASH AND CASH EQUIVALENTS. All cash and cash equivalents and investments, whether short-term or long-term, of the Company, including without limitation, bank accounts, certificates of deposit, treasury bills and securities;

                  (d) PREPAYMENTS. All prepaid and deferred items of the Company, including without limitation, prepaid rentals, insurance, taxes and unbilled charges and deposits relating to the operations of the Company;

                  (e) RECEIVABLES. All receivables of the Company, including without limitation all trade accounts receivables, notes receivable, receivables arising as a result of contracts in transit and receivables from manufacturers, insurance companies, service contract providers and any other vendors or suppliers of the Company, as more particularly described on SCHEDULE 1.1(E);

                  (f) LEASEHOLD INTERESTS. All of the interest of and the rights and benefits accruing to the Company as lessee under any leases of machinery, vehicles, containers, equipment, tools, furniture and fixtures and other fixed assets;

                  (g) PROPRIETARY RIGHTS. All of the proprietary rights of the Company, including without limitation all trademarks, trade names, corporate names, patents, patent applications, licenses thereof, trade secrets, technology, know-how, formulae, designs and drawings, computer software, slogans, copyrights, processes, operating rights, other licenses and permits and other similar intangible property and rights relating to the business of the Company, and all goodwill developed through the use of such property and rights (collectively, "Intellectual Property"), as more particularly described on SCHEDULE 1.1(G) attached hereto;

                  (h) LICENSES AND PERMITS. To the extent assignable, all permits, licenses, certificates of authority, franchises, accreditations, registrations and other authorizations issued or used in connection with the Business; and

                  (i) BOOKS, RECORDS AND OTHER ASSETS. All operating data and records of the Company, including without limitation, customer lists and records, financial, accounting and

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         credit records, correspondence, budgets and other similar documents and records, and all of the Company's telephone and telecopier numbers, and post office boxes.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth in Section 1.1, the Purchased Assets shall exclude the following assets of the
Company: (i) the Purchase Price (as defined in Section 2.1) and other rights of the Company under this Agreement; (ii) the shares of Preferred Stock of the Company which are owned and held by the Company as treasury shares; (iii) the corporate minute books and stock records of the Company; and (iv) all interest, rights and benefits accruing to the Company from and after the Closing Date under any and all Contracts between the Company and the Shareholders, any Affiliate or other related party of the Company.

         1.3 ASSIGNMENT OF CONTRACTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of AVS Acquisition Sub thereunder. If such consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of the Company thereunder so that AVS Acquisition Sub would not in fact receive all such rights, the Company and the Shareholders shall cooperate with the AVS Companies to the extent necessary to provide for AVS Acquisition Sub the benefits under such claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment, including enforcement for the benefit of AVS Acquisition Sub of any and all rights of the Company against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

                                   ARTICLE II

                       PURCHASE PRICE; ASSUMED LIABILITIES

         2.1 PURCHASE PRICE. As consideration for the Purchased Assets, AVS agrees, on the terms and subject to the conditions and limitations set forth herein, to issue to the Company an aggregate number of shares (rounded to the nearest whole share) of common stock, par value $.001 per share, of AVS ("AVS Common Stock") determined by dividing (a) $8,350,000 (the "Purchase Price") MINUS the amount of the Net Equity Shortfall (as defined below) of the Company on the Closing Date ("Purchase Price Adjustment"); by (b) the average closing price of a share of AVS Common Stock on The New York Stock Exchange (the "NYSE") for the ten (10) consecutive trading day period ending December 22, 1997, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition) (the "Average Closing Price"); PROVIDED, HOWEVER, that if the Average Closing Price is less than $35.00, the Average Closing
Price shall be deemed to be $35.00, and if the Average Closing Price is greater than $40.00, the Average Closing Price shall be deemed to be $40.00; and then (c) dividing the quotient determined under (a) and (b)

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above by the aggregate number of shares of Company Common Stock issued and outstanding at the Closing Date.

For purposes of this Agreement, (i) "Net Equity Shortfall" shall mean the amount, if any, by which the actual net equity balance of the Company, as determined in accordance with GAAP, at the Closing Date is less than the Minimum Net Equity; (ii) "Minimum Net Equity" shall mean $2,437,000, including the Company's issued and outstanding Preferred Stock.

         2.2 ASSUMED LIABILITIES. Except as set forth in Section 2.3, the AVS Acquisition Sub agrees to and will at the Closing assume and agree to pay, discharge and perform when lawfully required (i) all of the obligations, duties and liabilities of the Company set forth on the Current Balance Sheet (as defined in Section 5.9) and not paid or discharged on or prior to the Closing Date, (ii) all of the obligations, duties and liabilities of the Company incurred since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice, including the items referred to in
SCHEDULE 5.10, (iii) Indebtedness (as defined below) of the Company in an amount not to exceed $2,000,000 in the aggregate ("Assumed Indebtedness") (or, in the alternative, the AVS Companies may cause the payment at the Closing of the amount of the Assumed Indebtedness), and (iv) all of the obligations, liabilities and duties of the Company incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded on the Current Balance Sheet (and which in the aggregate are not material) (the liabilities and obligations referenced in this Section 2.2 are hereinafter referred to as the "Assumed Liabilities").

         Any amounts any of the AVS Companies pays in excess of the Assumed Indebtedness in order to satisfy any indebtedness, obligations, duties and liabilities of the Company as of the Closing Date shall be deemed Indemnifiable Damages (as defined in Section 11.1), and AVS Companies may set off against the Held Back Shares (as defined in Section 3.2) or take any other action or exercise any other remedy available to it by appropriate legal proceedings to recover such amount.

         2.3 RETAINED LIABILITIES. The parties expressly agree that the Company shall retain and the AVS Acquisition Sub shall not assume or otherwise become liable for the following obligations or liabilities of the Company (the "Retained Liabilities"):

                  (a) any liability or obligation of the Company or the Shareholders against which AVS Acquisition Sub is indemnified pursuant to ARTICLE XI hereof or arising or incurred in connection with the negotiation, preparation or execution of this Agreement and the transactions contemplated hereby, except attorneys' fees to be paid by AVS pursuant to Section 15.3;

                  (b) any liability or obligation of the Company or the Shareholders with respect to or arising out of any employee benefit plan or any other plans or arrangements for the benefit of any employees of the Company, any affiliated companies or the Shareholders;

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

                  (c) any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred by, under or pursuant to any Environmental Laws or related to the Discharge, Handling, presence or clean up of Hazardous Substances arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business and whether or not set forth on SCHEDULE 5.13);

         2.4 TIMING OF PURCHASE PRICE ADJUSTMENT At least two days prior to the Closing Date, the Company and AVS shall estimate by mutual agreement the amount of the Purchase Price Adjustment, if any, as of the Closing Date for purposes of determining the number of AVS Shares to be delivered by AVS to the Company at Closing (which estimated amount is referred to herein as the "Estimated Value"). Within 45 days after the Closing Date, the Shareholders shall prepare and deliver to AVS (in accordance with Section 14.1) a final balance sheet of the Company as of the Closing Date along with a determination (the "Determination") of the actual amount of the Purchase Price Adjustment as of the Closing Date (which actual value is referred to herein as the "Actual Value"), which shall be prepared on a basis consistent with the determination of the Estimated Value. If, within 30 days after the date on which a Determination is delivered to AVS, AVS shall not have given written notice to the Shareholders setting forth in detail any objection of AVS to such Determination, then such Determination shall be final and binding on the parties hereto. In the event AVS gives written notice of any objection to such Determination within the 30-day period, AVS and the Shareholders shall use all reasonable efforts to resolve the dispute within the 30-day period following the delivery of the written notice. If the parties are unable to reach an agreement within such 30-day period, the matter shall be submitted to a firm of independent certified public accountants (which company shall constitute one of the "Big Six" accounting firms), for determination of the Actual Value which shall be final and binding upon AVS and the Shareholders. AVS and the Shareholders shall contribute equally to costs (including fees and expenses charged by the accounting firm) in connection with the resolution of any such dispute. If the Actual Value is greater than the Estimated Value, AVS shall be entitled to set off against the Held Back Shares (as defined in Section 3.2) the difference between the Actual Value and the Estimated Value (assuming a value per share for purposes of such calculation equal to the Average Closing Sale Price), which set off shall be deemed to be Indemnifiable Damages under
ARTICLE XI hereof.

         2.5 NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by AVS Acquisition Sub of the Assumed Liabilities, and the transfer thereof by the Company, shall in no way expand the rights or remedies of any third party against the AVS Companies or the Company as compared to the rights and remedies which such third party would have had against the Company had the AVS Acquisition Sub not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by AVS Acquisition Sub of the Assumed Liabilities shall not create any third party beneficiary rights.

         2.6 LIQUIDATION OF THE COMPANY. The parties hereto acknowledge and agree that immediately after the consummation of acquisition of the Purchased Assets, the Company will be


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

liquidated and all of the Company's assets, which will then consist of the Purchase Price, shall be distributed by the Company to the Shareholders.

         2.7 ACCOUNTING AND TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated by this Agreement are intended to be treated as a pooling of interest business combination by AVS for accounting purposes and as a tax-free reorganization under Section 368 of the Code for tax purposes.

                                   ARTICLE III

                                     CLOSING

         3.1 TIME AND PLACE. Subject to and after fulfillment or waiver of the conditions set forth in ARTICLE VIII and ARTICLE IX of this Agreement, the Closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place on a date selected by AVS within five (5) days following the fulfillment or waiver of such conditions (the "Closing Date"), through the mutual exchange of documents by overnight mail and telecopy, or such other manner as the parties may otherwise agree.

         3.2 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:

                  (a) The Company and the Shareholders shall have satisfied each of the conditions set forth in ARTICLE VIII and shall deliver to the AVS Companies the documents, certificates, opinions, consents and letters required by ARTICLE VIII.

                  (b) The Company and the Shareholders shall deliver to AVS Acquisition Sub a Bill of Sale and Assignment in the form attached hereto as EXHIBIT A, and such other deeds, bills of sale, endorsements, assignments, releases and other instruments, in such form as is satisfactory to AVS and as shall be sufficient to vest in AVS Acquisition Sub good and marketable title to the Purchased Assets and shall deliver to AVS Acquisition Sub immediate possession of the Purchased Assets.

                  (c) AVS shall issue to the Company the shares of AVS Common Stock issuable pursuant to Section 2.1 and shall deliver such shares in the following manner: (i) AVS shall set aside and hold in accordance with Section 11.3 stock certificates representing shares of AVS Common Stock having a value equal to ten percent (10%) of the Purchase Price (the "Held Back Shares"), and (ii) AVS shall deliver one or more stock certificates representing the balance of the shares of AVS Common Stock issuable in accordance with Section 2.1 to the Company. The shares of AVS Common Stock issuable pursuant to Section 2.1, including the Held Back Shares, are referred to herein as the "AVS Shares."

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

                  (d) The Company shall execute and deliver a receipt acknowledging receipt of the Purchase Price.

                  (e) Upon liquidation of the Company and subject to compliance with the pooling and Held Back Shares and Article XI requirement contained herein, the Company shall execute a medallion signature guarantee stock power in favor of the Shareholders and deliver such stock power along with the certificate(s) for the AVS Shares representing the Purchase Price for issuance in the names of the Shareholders. The Shareholders (excluding the Company Plan) agree to take all action necessary to substitute, as AVS may request, a sufficient number of AVS Shares to be received by them upon liquidation of the Company as Held Back Shares in place of the Held Back Shares, and any additional AVS Shares given as security, previously provided by the Company at Closing. In addition, each of the Shareholders shall execute and provide such documents, including medallion signature guarantee stock powers, as the Company may request in connection with such Held Back Shares.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE AVS COMPANIES

         As a material inducement to the Company and each of the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the AVS Companies makes the following representations and warranties to the Company and the Shareholders:

         4.1 CORPORATE STATUS. AVS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AVS is duly qualified and in good standing as a foreign corporation in all jurisdictions where such qualification is required under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect on AVS. The AVS Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and the AVS Acquisition Sub is a wholly owned subsidiary of AVS.

         4.2 CORPORATE POWER AND AUTHORITY. Each of the AVS Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the AVS Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the AVS Companies and constitutes a legal, valid and binding obligation of each of the AVS Companies, enforceable against each of the AVS Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting


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

the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 AVS COMMON STOCK. Upon consummation of the transactions contemplated by this Agreement and the issuance and delivery of certificates representing the AVS Shares to the Company, the AVS Shares will be validly issued, fully paid and non-assessable shares of AVS Common Stock.

         4.5 SEC FILINGS. Since July 1996, except where the failure to have done so did not and would not have a Material Adverse Effect on AVS, AVS has filed all reports and registration statements, together with any amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "AVS Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the AVS Reports, including the financial statements therein, complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the last AVS Report, except where the failure to have done so would not have a Material Adverse Effect on AVS, no material change has occurred that would require AVS to file any amendment to such AVS Reports.

         4.6 ABILITY TO GRANT REGISTRATION RIGHTS. AVS has all necessary corporate power and authority to grant the registration rights under Section
10.1 hereof granted hereunder and to undertake to file the Registration Statement (as defined in Section 10.1) with respect to the AVS Shares to be issued hereunder. As of the date hereof, AVS knows of no reason that the Registration Statement would fail to be permitted to go effective by the SEC.

         4.7 NO COMMISSIONS. None of the AVS Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

         As a material inducement to the AVS Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholders, jointly and severally, make the following representations and warranties to AVS:

         5.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The


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Company is not legally qualified to transact business as a foreign corporation in any jurisdiction, and the nature of its properties and the conduct of its business does not require such qualification. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business in Arizona. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         5.2 POWER AND AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each Shareholder, other than the Company's 401(k) plan, (the "Company Plan"), represents that he is an individual residing in the State of Arizona, and each Shareholder, or in the case of the Company Plan, the sole trustee thereof, has the requisite competence and authority to execute and deliver this Agreement, to perform his or its respective obligations hereunder and to consummate the transactions contemplated hereby.

         5.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         5.4 CAPITALIZATION. As of the date hereof, the Company has (a) 1,000,000 authorized shares of Company Common Stock and 1,000,000 authorized shares of preferred stock, $ 1.00 per share par value (the "Preferred Stock") and no other shares of any class of capital stock, (b) 300,000 shares of Company Common Stock and 562,000 shares of Preferred Stock issued and outstanding, and
(c) no shares of Company Common Stock and no shares of Preferred Stock held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights, rights of first refusal or similar rights. Except as set forth in SCHEDULE 5.4, no preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. Other than as set forth in
Section 7.16, the Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

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         5.5 SHAREHOLDERS OF THE COMPANY. SCHEDULE 5.5 sets forth, with respect to the Company, the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned of record and/or beneficially by, each shareholder of the Company as of the close of business on the date of this Agreement. As of the date hereof, the Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of the Company, and each of the Shareholders owns such shares free and clear of all Liens, restrictions and claims of any kind. From December 31, 1996 up to and including the Current Balance Sheet Date, the Company has not made any distributions to the Shareholders other than ordinary and customary salaries, expense reimbursements and scheduled payments on the Preferred Stock owed to Robert W. Reitz and James John Berens, Jr. and accrued bonuses paid December 19, 1997 to Robert W. Reitz and James John Berens, Jr. The Company has paid in full all accumulated dividends on its capital stock that were payable as of the date hereof.

         5.6 NO VIOLATION. The execution and delivery of this Agreement by the Company and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, any of the Shareholders or the Purchased Assets, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company, any of the Shareholders or the Purchased Assets, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AVS.

         5.7 RECORDS OF THE COMPANY. The copies of the articles of incorporation and bylaws of the Company which were provided to AVS are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to AVS for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to AVS, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

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

         5.8 SUBSIDIARIES. The Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity.

         5.9 FINANCIAL STATEMENTS. The Company and the Shareholders have delivered to AVS the financial statements of the Company, including the notes thereto, for (i) the year ended December 31, 1995 and December 31, 1996, audited by Miller, Wagner and Company, Ltd. ("Miller Wagner"), and (ii) the period ended November 30, 1997, internally prepared by the Company, copies of which are attached to SCHEDULE 5.9 hereto (the "Financial Statements"). The balance sheet of the Company dated as of November 30, 1997, included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present in all material respects the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated except, in the case of interim financial statements, for normal year-end audit adjustments and the absence of footnotes. The books and records of the Company fully and fairly reflect in all material respects all of its transactions, properties, assets and liabilities. There are no extraordinary or material non-recurring items of income or expense (subject to fluctuations in the ordinary course of business) during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         5.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth on SCHEDULE 5.10, since the date of the Current Balance Sheet, the Company has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice;
(xiv) entered into any employment
agreement; (xv) terminated, amended or modified in any material respect any agreement involving an amount in excess of $10,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $5,000;
(xix) entered into any other transaction or, been subject to any event which has or may have a Material Adverse Effect on the Business; or (xx) agreed to do or authorized any of the foregoing.

         5.11 LIABILITIES OF THE COMPANY. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (d) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. As of the Closing Date, the aggregate amount of Indebtedness of the Company shall not exceed $2,000,000. For purposes of this Agreement, "Indebtedness" shall mean the aggregate amount of indebtedness for borrowed money (including accrued but unpaid interest), whether owed to a bank or any other person, remaining payments on capitalized equipment leases and remaining payments on Preferred Stock.

         5.12 LITIGATION. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Shareholders, threatened, anticipated or contemplated against, by or affecting the Company, or the Purchased Assets, or the Shareholders, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company or any of the Shareholders is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company, any of the Shareholders or which may have a Material Adverse Effect on the Company, any of the Shareholders or the Purchased Assets.

         5.13 ENVIRONMENTAL MATTERS.

                  (a) The Company (as defined in clause (g) below) is and has at all times been in compliance in all material respects with all Environmental Laws (as defined in clause (g) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (g) below) and Handling (as defined in clause (g) below) of Hazardous Substances (as defined in clause (g) below); (ii) all requirements relating to notice, record keeping and reporting;
(iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (g) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving the Company, or its business, operations, properties or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing material liability on any of the AVS Companies, the Purchased Assets, or the Company in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Company, the Purchased Assets, or any of the AVS Companies, including, without limitation: (i) Notices or Proceedings related to the Company being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings relating to the Company being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iii) Notices or Proceedings related to the Company being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                  (c) The Company has not Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or leased by the Company (other than in the ordinary course of business in compliance in all material respects with applicable Environmental
Laws); or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by the Company in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  (d) SCHEDULE 5.13 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by the Company on any real property currently or previously owned or leased by the Company which have involved the Handling or Discharge of Hazardous Substances.

                  (e) The Company does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by the Company that are required to be registered under applicable Environmental Laws.

                  (f) SCHEDULE 5.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either the Company or any real property currently or previously owned or leased by the Company.

                  (g) For purposes of this Section 5.13, the following terms shall have the meanings ascribed to them below:

                  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                  "Company" means the Company and any Affiliates.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund

Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, ET SEQ. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 ET SEQ. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, ET SEQ.; the Clean Water Act, as emended, 33 U.S.C. ss.1311, ET SEQ.; the Clean Air Act, as amended (42 U.S.C. ss.7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss.136-136Y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss.11001, ET SEQ. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651, ET SEQ. ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, code, rule, order, or decree.

                  "Licenses" means all licenses, certificates, permits, approvals and registrations.

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         5.14 REAL ESTATE

                  (a) The Company does not own any real estate.

                  (b) SCHEDULE 5.14(B) sets forth a list of all leases, licenses or similar agreements ("Leases") to which the Company is a party (copies of which have previously been furnished to AVS), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the street address, of each property covered thereby, and (C) a brief description

(including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases. With respect to each such Leased Premises:

                  (i) The Company has valid leasehold interests in the Leased Premises, which leasehold interests are free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, except for landlord Liens that arise by operation of law (none of such Liens presently exist);

                  (ii) Except for the Leased Premises that is presently in the process of a build out, the improvements or portions thereof located on the Leased Premises that are used in the business of the Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted threat;

                  (iii) Each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                  (iv) The Company has not received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and, to the knowledge of the Shareholders no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is, to the knowledge of the Shareholders, contemplated by any Governmental Authority.

         5.15 GOOD TITLE TO AND CONDITION OF ASSETS.

                  (a) Except as set forth on SCHEDULE 5.15, the Company has good and marketable title to all of the Purchased Assets with full power to sell, transfer and assign the same, free and clear of any Liens or restrictions on use and by delivery of the Bill of Sale and Assignment as contemplated by Section
3.2 the Company will deliver to AVS Acquisition Sub title to the Purchased Assets free and clear of any Lien except for such Liens set forth on EXHIBIT
5.15. Each of the Shareholders covenants and agrees that it will warrant and defend the property hereby sold to AVS Acquisition Sub, its successors and assigns, against the lawful claims, demands, charges of all Persons whomsoever.

                  (b) The Purchased Assets currently in use or necessary for the business and operations of the Company are in reasonably good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties.

         5.16 COMPLIANCE WITH LAWS.

                  (a) The Company is and has been in compliance in all material respects with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Purchased Assets, the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply in any material respect with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of the Shareholders, threatened.

                  (b) Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

                  (c) The Company is and at all times has been in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act is required, the Company has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Company, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

                  (d) The Company is not subject to any Contract, decree or injunction in which the Company is a party which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         5.17 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 5.17 sets forth the name, address, social security number and current rate of compensation of the employees of the Company ("Employees"). The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or, to the knowledge of the Shareholders, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Shareholders, threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage or threat of union activity involving any of the employees of the Company during the 24 months prior to the date hereof. None of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the transactions contemplated hereby or otherwise. The Company has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         5.18 EMPLOYEE BENEFIT PLANS.

                  (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 5.18 contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to, employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multi-employer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to AVS).

                  (b) COMPLIANCE WITH LAW. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or, to the knowledge of the Shareholders, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; and (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed.

                  (c) QUALIFIED PLANS. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to AVS, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been, to the knowledge of the Shareholders, threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Closing Date, the present value of all liabilities that would be "benefit liabilities" under
Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet (other than routine claims for benefits under the terms of such plans).

                  (d) MULTIEMPLOYER PLANS. The Company does not participate and is not otherwise involved in any multiemployer plan, as described in Section 4001(a)(3) of ERISA.

                  (e) WELFARE PLANS. (i) Except as set forth on SCHEDULE 5.18, the Company is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits (other than routine claims for benefits under the terms of its health insurance plan) with respect to any employee or former employee of the Company or its predecessors after termination of employment except as required by COBRA;
(ii) the Company has complied, in all material respects, with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                  (f) CONTROLLED GROUP LIABILITY. The Company is not part of a "control group" under Code Section 414(b), (c), (m) or (o): and has not (i) been terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) had any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) failed to pay premiums to the PBGC when due; (iv) been subject to (or expected to be subject to) an excise tax under Code Section 4971;
(v) engaged
in any transaction which would give rise to liability under Section 4069 or
Section 4212(c) of ERISA; or (vi) violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (g) OTHER LIABILITIES. (i) None of the Employee Benefit Plans obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing Date; and
(iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company other than for routine claims under the terms of such plans.

         5.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to the Company have been paid or are accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing subject to customary year end adjustments and accruals for current year Taxes. Except as set forth in SCHEDULE 5.19 hereto:
(i) with respect to each taxable period of the Company, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Shareholders, threatened against or with respect to the Company regarding Taxes; (vi) the Company has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable and delinquent) upon the assets of the Company;
(viii) the Company will not be required (A) as result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date or (B) as a result of any "closing agreement,"as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date; (ix) the Company has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Company is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) there are no material additional Taxes owed by the Company for any period for which Tax Returns have been filed in excess of the amounts shown as due and payable thereon; (xii) the Company has not made any payments, and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under
Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) none of the Shareholders is a "foreign person" within the meaning of Section 1445 of the Code; (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction;
(xv) the Company does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company for the past three years have been furnished or made available to AVS; (xvii) the Company will not be subject to any Taxes for the period ending at the Closing Date for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no Arizona sales or use tax, Arizona non-recurring intangibles tax, Arizona documentary stamp tax or other Arizona excise tax (or comparable tax imposed by the State of Arizona) will be payable by any of the AVS Companies merely by virtue of the transactions contemplated in this Agreement.

         5.20 INSURANCE. The Company is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Closing Date, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied in all material respects with the provisions of such Insurance Policies. SCHEDULE 5.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to AVS) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         5.21 RECEIVABLES. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. Subject to an allowance for doubtful accounts as provided under GAAP and a further allowance of $25,000 in the aggregate, all of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims. For purposes of this Agreement, the term

"Receivables" means all receivables of the Company, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         5.22 LICENSES AND PERMITS. The Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its businesses and operations, including with respect to the operation of each of the Leased Premises, and SCHEDULE 5.22 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, and the Company is in compliance in all material respects with the respective requirements thereof and no proceeding is pending or threatened to revoke or amend any of them. Subject to obtaining any required governmental consents, none of such Permits is or will be impaired or in any way affected in any material respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Purchased Assets and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business of the Company in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Company of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. The Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property. No officer, director or shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

         5.24 INTELLECTUAL PROPERTY. The Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs and technical specifications), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         5.25 CONTRACTS. SCHEDULE 5.25 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to AVS. The copy of each Designated Contract furnished to AVS is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. To the knowledge of the Shareholders, except as set forth on

SCHEDULE 5.25, the Company has not violated any of the terms or conditions of any Designated Contract, or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been performed in all material respects and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract, and no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by the Company under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. The Company is not subject to any material liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide products or services for a period of one year or more, excluding standard maintenance contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Company in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding $10,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, any other agreements relating to any employee, officer or director of the Company, and all employee handbooks, policy statements and similar plans; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

         5.26 ACCURACY OF INFORMATION FURNISHED BY THE COMPANY AND THE SHAREHOLDERS. No representation, statement or information made or furnished by the Company and the Shareholders to AVS or any of AVS' representatives contained in this Agreement and the various Schedules attached hereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained herein not misleading. The Company and the Shareholders have provided AVS with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto. Notwithstanding the foregoing, the representation contained in this Section 5.26 does not supersede or modify the specific representations contained in other sections herein.

         5.27 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS: SECURITIES DOCUMENTS. Prior to its liquidation, the Company, and following such liquidation, each of the Shareholders will be acquiring the AVS Shares hereunder for his or its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the AVS Shares, except in compliance with applicable state and federal securities laws. The Company and each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with AVS and has had the opportunity to obtain such information pertaining to the AVS Companies as has been requested, including but not limited to filings made by AVS with the SEC under the Exchange Act, including the most recent filing by AVS on Form 10-K, and any filings on
Schedule 14A and Forms 10-Q or 8-K since the end of AVS' last fiscal year end. The Company and each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the AVS Shares.

         5.28 BANK ACCOUNTS; BUSINESS LOCATIONS. SCHEDULE 5.28 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified on SCHEDULE 5.14(B) and the Company's principal places of business and chief executive offices are indicated on SCHEDULE 5.14(B), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Company is located as of the date hereof are fully identified on SCHEDULES 5.14(B).

         5.29 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on SCHEDULE 5.29. Except as set forth on SCHEDULE 5.29, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         5.30 NO COMMISSIONS. Neither the Company nor any of the Shareholders has incurred any obligation for any finder's or brokers or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         5.31 CERTAIN ACCOUNTING MATTERS. Neither the Company nor any of the Shareholders, nor any of their Affiliates have taken or agreed to take any action that (excluding any action taken or agreed to be taken as contemplated by this Agreement or by AVS or any of its Affiliates or with the consent of AVS) would prevent AVS from accounting for the transactions contemplated hereby as a pooling of interest business combination.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company covenants and agrees that, between the date of this Agreement and the Closing Date, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, consistent in all material respects with past practice. The Company shall use its best efforts to preserve intact its business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, the Company shall not, except as set forth on SCHEDULE 6.1, between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of AVS:

                  (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent in all material respects with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) except in the ordinary course of business, incur any indebtedness for borrowed money or issue any debt securities (excluding Preferred Stock) or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, except endorsement of checks payable to the Company in the ordinary course of business, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                  (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) take any action other than in the ordinary course of business and in a manner consistent in all material respects with past practice with respect to accounting policies or procedures;

                  (h) make any capital investments in excess of an aggregate of $10,000;

                  (i) make any distributions to Shareholders, other than ordinary and customary salaries, expense reimbursements and scheduled payments on the Preferred Stock, owing to Robert W. Reitz and/or James John Berens, Jr., as referred to in Section 5.5 hereof;

                  (j) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unassorted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent in all material respects with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent in all material respects with past practice;

                  (k) increase or decrease in any material respect prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                  (l) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in ARTICLE V untrue or incorrect.

                                   ARTICLE VII

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

         7.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional customary instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         7.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause the Company to comply with all of the respective covenants of the Company under this Agreement.

         7.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the New York Stock Exchange ("NYSE") (or any exchange on which the AVS Common Stock may be listed) in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonably best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         7.4 OTHER ACTIONS. Each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its commercially reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use commercially reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         7.5 ACCESS TO INFORMATION. From the date hereof to the Closing Date, the Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford AVS and AVS' officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be reasonably requested and all such information will be subject to the terms and conditions of that certain confidentiality agreement between AVS and the Company. No information provided to or obtained by AVS shall affect any representation or warranty in this Agreement.

         7.6 NOTIFICATION OF CERTAIN MATTERS. Until the Closing Date, the Shareholders shall give prompt notice to AVS of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied. Subject to the limitations imposed by law, and/or the rules of the NYSE, until the Closing Date, AVS shall give prompt notice to the Company and the Shareholders of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         7.7 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that AVS may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case AVS will consult with an officer of the Company prior to making such disclosure).

         7.8 NO OTHER DISCUSSIONS. Until this Agreement is terminated in accordance with its provisions, the Company, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Until this Agreement is terminated in accordance with its provisions, the Company and the Shareholders will immediately notify AVS if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         7.9 RESTRICTIVE COVENANTS. In order to assure that AVS will realize the benefits of the transactions contemplated hereby, each of the Company and the Shareholders jointly and severally agrees with AVS that he, she or it, as the case may be, will not:

                  (a) for a period of the later of five years from the Closing Date or three years following the termination of the Shareholders' employment with AVS and its affiliates, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in any business in the aerospace industry in direct competition with the business of AVS, as such business now exists or as it may exist at the time of termination, anywhere in the United States; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any other corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                  (b) for a period of the later of five years from the Closing Date or three years following the termination of the Shareholders' employment with AVS and its affiliates, directly or indirectly (i) induce any Person which is a customer of the Company, AVS or any Affiliate of the Company or AVS to patronize any business in the aerospace industry directly or indirectly in competition with business conducted by the Company, AVS or any Affiliate of the Company or AVS; (ii) canvass, solicit or accept from any Person which is a customer of the Company, AVS or any Affiliate of the Company or AVS, any such competitive business; or (iii) request or advise any Person which is a customer or supplier of the Company, AVS or any Affiliate of the Company or AVS, to withdraw, curtail or cancel any such customer's or supplier's business with the Company, AVS or any Affiliate of the Company or AVS, or its or their successors;

                  (c) for a period of the later of five years from the Closing Date or three years following the termination of the Shareholders' employment with AVS and its affiliates, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Company, AVS or any Affiliate of the Company or AVS at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment;

                  (d) at any time following the Closing Date, directly or indirectly, in any way outside of his employment with, or consulting services for, the Company or AVS or any Affiliate of the Company or AVS utilize, disclose, copy, reproduce or retain in his possession any of the Company's proprietary rights or records, including, but not limited to, any of its customer lists.

The Company and the Shareholders agree and acknowledge that the restrictions contained in this Section 7.9 are reasonable in scope and duration and are necessary to protect AVS after the Closing Date. If any provision of this
Section 7.9 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section 7.9 will cause irreparable damage to the AVS Companies and upon breach of any provision of this Section 7.9, the AVS Companies shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which the AVS Companies may have (including, without limitation, the right to seek monetary damages).

         7.10 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. AVS, at its sole cost and expense, shall be entitled to have conducted prior to Closing a due diligence review of the assets, properties, books and records of the Company (hereinafter referred to as "Environmental Assessment"), and such other properties used, owned or occupied by the Company or any of its predecessors or former Affiliates, as AVS, in its sole discretion, may deem necessary ("Other Premises"). The Environmental Assessment may include, but not be limited to, a physical examination of the Leased Premises and Other Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Company. The Company and the Shareholders shall provide AVS or its designated agents or consultants with the access to such property which AVS, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental conditions which require remediation or further evaluation under the Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to AVS in its sole discretion, then AVS may, prior to the Closing Date, elect to terminate this Agreement and not to close the transactions contemplated by this Agreement as its sole and exclusive remedy. AVS' failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement. Except as otherwise required by law, AVS shall not disclose any environmental report it obtained to any third party (excluding its employees, agents, advisors and bankers.)

         7.11 TRADING IN AVS COMMON STOCK. Except as otherwise expressly consented to by AVS, from the date of this Agreement until the Closing Date, neither the Company nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of AVS Common Stock in any transactions effected on the NYSE or otherwise, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce their investment risk with respect to any shares of AVS Common Stock to be received pursuant to this Agreement.

         7.12 ACCOUNTING TREATMENT. The Shareholders acknowledge that it is AVS' intention that the transactions contemplated by this Agreement be accounted for as a pooling of interests business combination and that each of the Shareholders may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act. Accordingly, each of the Shareholders covenants and agrees that he will not without AVS' consent (i) take any action after the date hereof to cause the transactions contemplated hereby not to be accountable under the pooling of interests method of accounting, or (ii) sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to, or in any other manner reduce his investment risk with respect to,
(A) any shares of capital stock of the Company at any time prior to the Closing Date, and (B) any shares of AVS Common Stock received by such Shareholder in connection with the transactions contemplated hereby or otherwise until such time as AVS publishes financial results covering at least 30 days of combined operations of AVS and the Company. Each of the Shareholders further understands and agrees that AVS will instruct its stock transfer agent not to effect any transfer of the shares of Common Stock received by the Shareholders pursuant to this Agreement unless such transfer is made in compliance with the foregoing restrictions. Each of the Shareholders hereby acknowledges and agrees that any breach of this Agreement may result in special damage and injury to AVS not readily recoverable as money damages and, therefore, each of the Shareholders consents to, and covenants that he will not oppose, any application by AVS, for equitable relief from any such breach by way of injunction or decree of specific performance on the basis that AVS has an adequate remedy at law. Any monetary damages arising hereunder shall be subject to the limitation on the maximum amount of Indemnifiable Damages set forth in Section 11.1 hereof. AVS agrees to use good faith efforts to publish such financial results not later than the last filing date permitted under the rules of the Exchange Act for a timely filing of its Quarterly Report on Form 10-Q covering the first fiscal quarter 1998 of AVS.

         7.13 SHAREHOLDER VOTE. Each of the Shareholders, in executing this Agreement, consents as a shareholder of the Company to the transactions contemplated hereby and the transactions contemplated hereby, and waives notice of any meeting in connection therewith, and hereby releases and waives all rights with respect to the transactions contemplated hereby under the articles of incorporation of the Company and any agreements among the Shareholders and the Company relating to the sale, purchase or voting of any capital stock of the Company. At Closing, the Shareholders agree that any and all agreements relating to the sale, purchase or voting of capital stock of the Company shall be terminated.

         7.14 STOCK POWERS. At the Closing, each of the Company and the Shareholders covenants and agrees to deliver to AVS: ten (10) stock powers executed in blank, with medallion signature guarantees, for use in connection with the Held Back Shares.

         7.15 PAYOFF AMOUNTS; RELEASE OF GUARANTIES. Prior to Closing, the Company shall request and deliver to AVS payoff and estoppel letters from such holders of the Company's outstanding Indebtedness as designated by AVS, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver, upon payment in full, UCC-3 termination statements, satisfactions of mortgage and any original promissory notes or other evidences of indebtedness marked canceled. AVS shall obtain, at its sole cost and expense, the releases of the guaranties of the Company's Indebtedness made by the Shareholders that are listed on SCHEDULE 7.15.

         7.16 REDEMPTION OF PREFERRED STOCK. On or prior to Closing the Company shall redeem in full all outstanding shares of Preferred Stock, in accordance with the provisions in the Company's articles of incorporation, as amended, governing the Preferred Stock.

         7.17 TERMINATION OF PARTICIPATION. Except as otherwise provided in
Section 7.18 below, the active participation of all Employees in the Company Plan shall cease as of the Closing Date and no additional benefits shall be accrued thereunder for the Employees.

         7.18 COMPANY PLAN. Effective as of the Closing Date, the Company shall take or cause to be taken all action necessary to fully vest Employees in their accrued benefits, if any, under the Company Plan and to provide for allocation of contributions accrued prior to the Closing Date with respect to Employees who are participants in the Company's Plan as of the Closing Date. As of the Closing Date, Company shall make all contributions on behalf of all Employees to the Company Plan attributable to service and compensation for such Employees through the Closing Date and terminate the Company Plan. The Company shall cause the amounts in the Company Plan to be distributed to the Company Plan participants and the AVS Companies shall not be required to cause a transfer of any amounts from the Company Plan to any employee benefit plan of any of the AVS Companies.

                                  ARTICLE VIII

                 CONDITIONS TO THE OBLIGATIONS OF AVS COMPANIES

         The obligations of the AVS Companies to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the AVS Companies:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed on any schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Company and the Shareholders shall have performed and complied in all material respects, with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company and the Shareholders shall have delivered to the AVS Companies a certificate, dated as of the Closing Date, duly signed by each of the Shareholders and the Company (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         8.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change to the Company, the Purchased Assets or the Business, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any of the Company, the Purchased Assets or the Business, and (iii) none of the Purchased Assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the AVS Companies a certificate to that effect, dated the Closing Date and signed by or on behalf of the Company and the Shareholders. This condition to closing shall be waived if the parties execute this Agreement and close the transactions contemplated by it on the same date.

         8.3 CORPORATE CERTIFICATE. The Company shall have delivered to the AVS Companies (i) copies of the articles of incorporation and bylaws of the Company as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and Shareholders of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Corporation Commission of the State of Arizona as of a date not more than ten days prior to the Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of the Company as being true, correct and complete.

         8.4 DELIVERY OF PURCHASED ASSETS. At the Closing, the Company shall duly execute and deliver to AVS Acquisition Sub a Bill of Sale and Assignment in the form attached hereto as EXHIBIT A and such other instruments of transfer of title as are necessary to transfer to AVS Acquisition Sub good and marketable title to the Purchased Assets, subject to the Lien provided in SCHEDULE 5.15 and shall deliver to AVS Acquisition Sub immediate possession of the Purchased Assets.

         8.5 OPINION OF COUNSEL. The AVS Companies shall have received an opinion dated as of the Effective Date from counsel for the Company and the Shareholders, in form attached hereto, to the effect that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has the corporate power to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (b) The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or held under lease or the nature of its activities make such qualification necessary;

                  (c) The Company has obtained all necessary authorizations and consents of its Boards of Directors and the Shareholders to effect the transactions contemplated hereby;

                  (d) To the knowledge of counsel, all issued and outstanding shares of capital stock of the Company are owned as set forth on SCHEDULE 5.5 hereto;

                  (e) Such counsel does not know of any litigation, proceeding or investigation then pending or threatened which could reasonably be expected to result in any Material Adverse Effect on the Company, the Purchased Assets or the Business, or which questions the validity of this Agreement;

                  (f) Such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute a breach of any of the representations and warranties made by the Company or the Shareholders pursuant to ARTICLE V of this Agreement;

                  (g) To the knowledge of such counsel, the execution and delivery of this Agreement by the Company and the Shareholders, the performance by the Company and the Shareholders of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not
(a) contravene any provision of the Articles of Incorporation or Bylaws of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or the Shareholders, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or the Shareholders, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Purchase Assets of the Company, (e) give to any individual or entity a right or claim against the Company or the Shareholders or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AVS;

                  (h) This Agreement is a valid and binding obligation of the Company and the Shareholders, and enforceable against each of them in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         8.6 CONSENTS. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument on or prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         8.7 SECURITIES LAWS. AVS shall have received all necessary consents and otherwise complied with any state or federal securities laws applicable to the issuance of the AVS Shares, in connection with the transactions contemplated hereby.

         8.8 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body for which the Company has received service which shall seek to restrain, prohibit, invalidate or collect damages arising out of any of the transactions contemplated hereby, and which, in the reasonable judgment of AVS, makes it inadvisable to proceed with the transactions contemplated hereby and other transactions contemplated hereby.

         8.9 BOARD APPROVAL. The Board of Directors of AVS shall have authorized and approved this Agreement and the transactions contemplated hereby.

         8.10 DUE DILIGENCE REVIEW. AVS shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to Section 7.10.

         8.11 EMPLOYMENT AGREEMENTS. At the Closing Date, James John Berens, Jr. shall have entered into a three (3) year employment agreement and R.W. Reitz shall have entered into a one (1) year employment agreement with the surviving corporation each in substantially the form attached hereto as SCHEDULE 8.11(A) and (B), respectively.

                                   ARTICLE IX

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Company and the Shareholders:

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the AVS Companies contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the AVS Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each of the AVS Companies shall have delivered to the Company and the Shareholders a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been complied with and performed.

         9.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change to the AVS Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any of the AVS Companies, and
(iii) none of the properties and assets of any of the AVS Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Company a certificate to that effect, dated the Effective Date and signed by or on behalf of each of the AVS Companies. This condition to closing shall be waived if the parties execute this Agreement and close the transactions contemplated by it on the same date.

         9.3 OPINION OF COUNSEL. The Company shall have received an opinion dated as of the Closing Date from counsel for AVS, in form attached hereto, to the effect that:

                  (a) AVS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) AVS has obtained all necessary authorizations and consents of its Board of Directors to effect the transactions contemplated hereby;

                  (c) The AVS Shares, when issued in connection with the transactions contemplated by this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

                  (d) This Agreement is a valid and binding obligation of AVS, enforceable against AVS in accordance with its terms, except as enforcement may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or (b) general equitable principles.

         9.4 SECURITIES LAWS. AVS shall have received all necessary consents and otherwise complied with any state or federal securities laws applicable to the issuance of the AVS Shares, in connection with the transactions contemplated hereby.

         9.5 EMPLOYMENT AGREEMENTS. At the Closing Date, James John Berens, Jr. shall have entered into with the Company a three (3) year employment agreement and Robert W. Reitz shall have entered into a one (1) year employment agreement with the surviving corporation each in substantially the form attached hereto as
SCHEDULE 8.11(A) and (B), respectively.

         9.6 AVS SHARES. At the Closing, AVS shall have issued all of the AVS Shares and shall have delivered to the Company (i) certificates representing the AVS Shares issued to it hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares issued to them.

         9.7 NO ORDER OR INJUNCTION. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of Closing and no litigation, claim or proceeding shall be pending or threatened which seeks to restrain, prohibit or invalidate the transaction contemplated hereby.

                                    ARTICLE X

                               REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to the AVS Shares issued to them following liquidation of the Company:

         10.1 REGISTRATION RIGHTS FOR AVS SHARES; FILING OF REGISTRATION STATEMENT. AVS will utilize reasonable efforts to cause, within ninety (90) days following the Closing Date, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the AVS Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of AVS Shares whenever such person is the record owner of AVS Shares. AVS will use reasonable efforts to have the Registration Statement become effective and cause the AVS Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, and will file an application to list such shares on the NYSE, as soon as is reasonably practicable.

         10.2 PIGGY-BACK REGISTRATION. If, at anytime prior to the date on which AVS files the Registration Statement required under Section 10.1 hereof, AVS proposes to file a Registration Statement for a public offering and sale of AVS Common Stock (other than one on Form S-8 or S-4), AVS will, prior to such filing, give written notice to the Holders of the AVS Shares its intention to do so. Upon the written request of any Holder of the AVS Shares given within 20 days after AVS provides such notice (which request shall state the intended method of disposition of such AVS Shares), AVS shall use reasonable efforts to cause all AVS Shares which AVS has been requested by the Holder to register to be registered in such Registration Statement under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the Holders' request; PROVIDED, HOWEVER, that AVS shall have the right to postpone or withdraw any registration effected pursuant to this Section 10.2 without any obligation to the Shareholders whatsoever. In connection with any registration under this
Section 10.2, involving an underwritten offering, AVS shall not be required to include any AVS Shares in such registration unless the Holder(s) accept the terms of the underwriting as agreed upon between AVS and the underwriters selected by it. If, in the opinion of the managing underwriter, it is appropriate because of marketing factors to limit the number of AVS Shares to be included in the offering, then AVS shall be required to include in the registration only that number of AVS Shares, if any, which the managing underwriter believes should be included therein, and AVS shall be entitled to include before such AVS Shares such number of shares of AVS Common Stock to be issued by AVS in the offering. If the number of AVS Shares to be included in the offering in accordance with the foregoing is less than the total number of AVS Shares which the Holder(s) have requested to be included, then the Holder(s) and the other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of unregistered AVS Common Stock.

         10.3 EXPENSES OF REGISTRATION. AVS shall pay all expenses incurred by AVS in connection with the registration, qualification and/or exemption of the AVS Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of AVS's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by AVS in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. AVS shall not, however, be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any Holder of any of the AVS Shares.

         10.4 FURNISHING OF DOCUMENTS. AVS shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the AVS Shares.

         10.5 AMENDMENTS AND SUPPLEMENTS. AVS shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the AVS Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. AVS shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, AVS advises the Holders that AVS considers it appropriate that the Registration Statement be amended, the Holders shall suspend any further sales of the AVS Shares until AVS advises the Holders that the Registration Statement has been amended, in which case AVS shall cause such amendment to be filed as soon as reasonably practical.

         10.6 DURATION. AVS shall maintain the effectiveness of the Registration Statement until such time as AVS reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. AVS's obligations contained in this ARTICLE X shall terminate on the first anniversary of the Closing Date.

         10.7 FURTHER INFORMATION. If AVS Shares owned by a Holder are included in any registration, such Holder shall furnish AVS such information regarding itself as AVS may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1 AGREEMENT TO INDEMNIFY.

                  (a) INDEMNITY BY THE COMPANY AND THE SHAREHOLDERS. Each of the Company and the Shareholders (excluding the Company Plan) agrees to jointly and severally indemnify and hold the AVS Companies harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by any of the AVS Companies arising out of or resulting from (i) any breach of a representation or warranty made by the Company or the Shareholders in this Agreement, (ii) any breach of the covenants or agreements made by the Company or any Shareholder in this Agreement, (iii) any inaccuracy in any certificate delivered by the Company or any Shareholder pursuant to this Agreement, (iv) any tax liability relating to any period occurring on or prior to the Closing Date, (v) any regulating and licensing obligations arising on or prior to the Closing Date, or (vi) Company's failure to comply with the Arizona Bulk Sales Act (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, subject to the provisions set forth herein, the AVS Companies shall have the right to be put in the same after tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of the Company and the Shareholders hereunder been performed in full. Notwithstanding anything to the contrary contained herein, the maximum amount of Indemnifiable Damages for any third party claims that may be obtained hereunder shall not exceed the amount of the Purchase Price. In addition, notwithstanding anything to the contrary contained herein, AVS shall not be entitled to any Indemnifiable Damages arising out of claims of third parties arising from or relating to any facts, circumstances or events occurring on or prior to the date of Closing unless the aggregate of all such Indemnifiable Damages exceeds $25,000 (the "Indemnification Threshold"), in which case the AVS Companies shall be entitled to all such Indemnifiable Damages, including the Indemnification Threshold; provided, however, the Indemnification Threshold and the limitations on the maximum amount of Indemnifiable Damages set forth herein shall not apply in the case of fraud or an intentional misrepresentation or intentional breach of warranty, covenant or agreement.

                  (b) INSURANCE RECOVERY. The amount of any Indemnifiable Damages hereunder shall be reduced by the amount, if any, of the recovery actually received by AVS with respect to the Indemnifiable Damages (net of any out-of-pocket collection costs) under applicable insurance policies.

         11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company, the Shareholders or AVS in this Agreement or pursuant hereto shall survive for a period of one year after the Closing Date. No claim for the recovery of Indemnifiable Damages arising out of a breach of any representation or warranty may be asserted by the AVS Companies against the Company or Shareholders or by the Shareholders or the Company against AVS after such representations and warranties shall thus expire; PROVIDED, HOWEVER, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any certificate delivered at the Closing pursuant to this Agreement. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         11.3 SECURITY FOR THE SHAREHOLDERS' INDEMNIFICATION OBLIGATION. As security for the indemnification obligations contained in this ARTICLE XI, at the Closing, AVS shall set aside and hold, and the Shareholders hereby grant a security interest in the shares represented by, the certificates representing the Held Back Shares issued pursuant to this Agreement. AVS may set off against the Held Back Shares any loss, damage, cost or expense for which the Shareholders may be responsible pursuant to this Agreement (including without limitation, any Indemnifiable Damages for which the Shareholders may be responsible pursuant to this Agreement) whether or not indemnified pursuant to this ARTICLE XI, subject, however, to the following terms and conditions:

                  (a) AVS shall give written notice to the Shareholders of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which AVS claims to have sustained by reason thereof, and (ii) the basis of such claim;

                  (b) Such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice or, if such claim is contested, the date the dispute regarding the amount of the set off is resolved, and such set off shall be charged proportionally against the shares set aside;

                  (c) For purposes of any set off against the Held Back Shares pursuant to this Article, the shares of AVS Common Stock shall be valued at the Average Closing Sale Price;

                  (d) Any claim disputing the amount of a setoff as provided in
(b) above, may be submitted to arbitration in accordance with the rules of the American Arbitration Association.

         11.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES; CASH PROCEEDS. Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholders and the Shareholders shall be entitled to vote the same; PROVIDED, HOWEVER, that, there shall also be deposited with AVS subject to the terms of this Article, all shares of AVS Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares. Provided that all cash proceeds of the sale are substituted for the Held Back Shares and delivered to AVS, the Held Back Shares may be sold by the owner thereof subject to any other restrictions contained herein. AVS agrees to hold such proceeds in a segregated interest bearing account.

         11.5 DELIVERY OF HELD BACK SHARES. AVS agrees to deliver to the Shareholders no later than the first anniversary of the Closing Date any Held Back Shares then held by it unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

         11.6 ADJUSTMENT TO PURCHASE PRICE CONSIDERATION. All payments for Indemnifiable Damages made pursuant to this Article shall be treated as adjustments to the consideration granted under Section 2.1 hereof.

         11.7 NO BAR; WAIVER. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then AVS may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. The Shareholders hereby waive any rights to contribution or any similar rights they may have against the Company as of a result of their agreement to indemnify AVS under this ARTICLE XI.

         11.8 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude AVS from asserting any other right, or seeking any other remedies against the Shareholders or the Company.

                                   ARTICLE XII

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Closing Date of the AVS Shares:

         12.1 DISPOSITION OF SHARES. The Company and the Shareholders represent and warrant that the shares of AVS Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by AVS with the SEC of any registration statement, offering circular or other document, in which case, the Company and the Shareholders shall first supply to AVS an opinion of counsel (which counsel and opinions shall be satisfactory to AVS) that such exception is available, or (b)an effective registration statement filed by AVS with the SEC under the Securities Act.

         12.2 LEGEND. The certificates representing the AVS Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

AVS may, unless a registration statement is in effect covering such shares or it has received an opinion of counsel reasonably acceptable to it that registration is not required due to an exemption therefrom, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                  ARTICLE XIII

                                   DEFINITIONS

         13.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended and treasury regulations promulgated thereunder.

                  "Big Six" means Arthur Andersen, L.L.P., KPMG Peat Marwick, L.L.P., Price Waterhouse, L.L.P., Ernst & Young, L.L.P., Deloitte & Touche, L.L.P., and Coopers & Lybrand, L.L.P.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, undertaking, commitment, obligation whether written or oral, express or implied.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         13.2 OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XIV

                                   TERMINATION

         14.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by AVS in the event of a material breach by the Company or the Shareholder, of any provision of this Agreement;

                  (c) by the Company or a majority of the Shareholders in the event of a material breach by AVS of any provision of this Agreement; or

                  (d) by AVS or the Company or a majority of the Shareholders if the Closing shall not have occurred by January 31, 1998.

         14.2 EFFECT OF TERMINATION. Except for the provisions of ARTICLE XI hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 14.1, this Agreement shall forthwith become void and of no further force and effect, and the parties hereto shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. The provisions of any Confidentiality Agreement executed by AVS for the benefit of the Company shall survive any termination of this Agreement.

                                   ARTICLE XV

                               GENERAL PROVISIONS

         15.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      IF TO ANY OF THE AVS COMPANIES TO:

                           Aviation Sales Company
                           6905 N.W. 25th Street
                           Miami, FL 33122
                           Attn: Dale S. Baker, Chairman of the Board, President
                                    and Chief Executive Officer
                           Telecopy: (305) 599-6775

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida 33131
                           Attention: Philip B. Schwartz, Esq.
                           Telecopy: (305) 374-5095

                  (b)      IF TO THE COMPANY AND/OR THE SHAREHOLDERS TO:

                           Apex Manufacturing, Inc.
                           4300 E. Magnolia
                           Phoenix, Arizona 85034
                           Attn: James John Berens, Jr.
                           Telecopy: (602) 437-4239

                           WITH A COPY TO:

                           Sacks Tierney, P.A.
                           2929 North Central Avenue, 14th Floor
                           Phoenix, Arizona  85012
                           Attn:  Sharri Poulson Speaker, Esq.
                           Telecopy:  (602) 279-2027

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or by certified or registered mail.

         15.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         15.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. AVS agrees that upon the occurrence of the Closing, it shall reimburse up to an aggregate of $25,000 in documented legal expenses incurred by the Shareholders (as a group) in connection with the negotiation and preparation of this Agreement.

         15.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented or waived, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         15.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except for any transfer, after the Closing Date, of Company Common Stock by AVS to any Affiliate of AVS, which is hereby expressly permitted, the rights and obligations of this Agreement may not be assigned by the Company, or any Shareholders without the prior written consent of AVS.

         15.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         15.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         15.8 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         15.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement;
(d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                             AVIATION SALES COMPANY, a Delaware
                             corporation

                             By:
                                -----------------------------------------------
                             Name:
                                  ---------------------------------------------
                             Title:
                                   --------------------------------------------

                             AVS/AMI MERGER CORP., an Arizona
                             corporation

                             By:
                                -----------------------------------------------
                             Name:
                                  ---------------------------------------------
                             Title:
                                   --------------------------------------------

                             APEX MANUFACTURING, INC., an Arizona
                             corporation

                             By:
                                -----------------------------------------------
                             Name:
                                  ---------------------------------------------
                             Title:
                                   --------------------------------------------

                             --------------------------------------------------
                             JAMES JOHN BERENS, JR., individually

                             --------------------------------------------------
                             JANICE D. BERENS, individually

                             --------------------------------------------------
                             R.W. REITZ, individually

                             --------------------------------------------------
                             SHIRLEY J. REITZ, individually

                             APEX MANUFACTURING, INC.
                             EMPLOYEES 401(K) PLAN

                             By:
                                -----------------------------------------------
                             Name:  JAMES JOHN BERENS, JR.
                                   --------------------------------------------
                             Title:   SOLE TRUSTEE
                                    -------------------------------------------

                             By:
                                 ----------------------------------------------
                             Name:  JAMES JOHN BERENS, JR.
                                    -------------------------------------------
                             Title:   BENEFICIARY
                                    -------------------------------------------

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A         Bill of Sale and Assignment

Schedule 1.1(a)   Tangible Personal Property

Schedule 1.1(b)   Customer Accounts and Contracts

Schedule 1.1(g)   Intellectual Property

Schedule 2.2(b)   Assumed Indebtedness

Schedule 5.4      Capitalization

Schedule 5.5      Shareholders

Schedule 5.9      Financial Statements

Schedule 5.10     Changes Since Current Balance Sheet Date

Schedule 5.13     Environmental Matters

Schedule 5.14(b)  Real Estate

Schedule 5.15     Title to and Condition of Assets

Schedule 5.17     Employee Benefit Plans

Schedule 5.18     Tax Matters

Schedule 5.20     Insurance

Schedule 5.22     Permits

Schedule 5.25     Material Contracts

Schedule 5.28     Bank Accounts

Schedule 5.29     Names

Schedule 6.1      Conduct of Business Pending Closing

Schedule 7.17     Releases of Guaranties

Schedule 8.11(a)  Berens Employment Agreement

Schedule 8.11(b)  Reitz Employment Agreement